                                                             EXHIBIT 1
                           COCA-COLA ENTERPRISES INC.
                           (a Delaware corporation)

                            Senior Debt Securities

                               TERMS AGREEMENT

                                                        Date:  July 22, 1997
TO:      COCA-COLA ENTERPRISES INC.
         2500 Windy Ridge Parkway
         Atlanta, Georgia 30339

RE:      Underwriting Agreement dated September 25, 1996

                              SENIOR DEBT SECURITIES

Title of Senior Debt Securities:

Securities:                        6.375% Notes Due         6.625% Notes Due        7.125% Debentures Due
                                   August 1, 2001           August 1, 2004          August 1, 2017
Principal amount to be issued:
                                   $250,000,000              $200,000,000              $300,000,000
Current ratings:                   A3/A+                     A3/A+                     A3/A+

Interest Rate:                     6.375%                    6.625%                    7.125%

Interest payment dates:            Payable on February 1     Payable on February 1     Payable on February 1
                                   and August 1 of each      and August 1 of each      and August 1 of each
                                   year, commencing          year, commencing          year, commencing
                                   February 1, 1998          February 1, 1998          February 1, 1998

Date of maturity:                  August 1, 2001            August 1, 2004            August 1, 2017

Redemption provisions:             None                      None                      None

Sinking fund requirements:         None                      None                      None

Delayed Delivery Contracts:        Not authorized            Not authorized            Not authorized

Fee:                               .500%                     .625%                     .875%

Public offering price:             99.883%, plus accrued     99.887%, plus accrued     99.786%, plus accrued
                                   interest, if any, from    interest, if any, from    interest, if any, from
                                   July 25, 1997             July 25, 1997             July 25, 1997









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Closing date and location:  July 25, 1997, at 10:00 a.m., New York City time, at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza,
New York, New York  10006.

Notice to the Underwriters pursuant to Section 11 of the Underwriting Agreement shall be given to: Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285, Attention: Robert H. Swindell.

Place of delivery of Securities: Through the facilities of The Depository Trust Company to the account of Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285.














































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Modifications to the Underwriting Agreement:

         The Senior Debt Securities are being sold hereunder pursuant to the Company's registration statements on Form S-3 (No. 33-62757 and
         No. 333-18569), pursuant to which the Company has registered up to $2,500,000,000 aggregate principal amount of Senior Debt Securities.

         Section 2: Payment for all Senior Debt Securities purchased hereunder shall be made in immediately available funds on the third business day (unless postponed in accordance with the provisions of Section 9) following the date of this Agreement for the account of the Company maintained at Citibank, N.A., New York, New York, account number 38488726.

         Cleary, Gottlieb, Steen & Hamilton, counsel to the Underwriters, will render the opinion referred to in Section 4(b)(2) of the Underwriting Agreement.

         The Senior Debt Securities will trade in The Depository Trust Company's Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Senior Debt Securities will, therefore, settle in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.
































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Each Underwriter listed below severally agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amounts of Senior Debt Securities set forth opposite its name below:

 Underwriter                  6.375% Notes Due      6.625% Notes Due   7.125% Debentures Due
 -----------                   August 1, 2001         August 1, 2004      August 1, 2017
                              ---------------        ----------------  ---------------------
Lehman Brothers Inc.          $125,000,000            $100,000,000        $150,000,000

Deutsche Morgan Grenfell
 Inc.                         $125,000,000            $100,000,000        $150,000,000
                              ------------            ------------        ------------
    Total                     $250,000,000            $200,000,000        $300,000,000

                                                LEHMAN BROTHERS INC.
                                                DEUTSCHE MORGAN GRENFELL INC.

                                                BY LEHMAN BROTHERS INC.
                                                   S/ROBERT H. SWINDELL
                                                By_________________________
                                                   Name: ROBERT H. SWINDELL
                                                   Title: MANAGING DIRECTOR


Accepted:

COCA-COLA ENTERPRISES INC.

    S/ VICKIE G. ROMAN
By___________________________
   Name:   VICKIE G. ROMAN
   Title:  VICE PRESIDENT AND TREASURER










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